UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/28/2006

Tercica, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50461

Delaware	26-0042539
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2000 Sierra Point Parkway
Suite 400
Brisbane, CA 94005
(Address of principal executive offices, including zip code)

(650) 624-4900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On February 27, 2006, the Board of Directors (the "Board") of Tercica, Inc. adopted the Tercica, Inc. Incentive Compensation Plan (the "Plan"). The Plan is designed to offer incentive compensation (i.e., bonuses and salary increases, including for promotions) to eligible employees, including executive officers, of Tercica, Inc. (the "Company") by rewarding achievement of corporate goals and individual performance objectives.

Under the Plan, the Compensation Committee of the Board (the "Compensation Committee") generally sets a one-year performance period under the Plan to run from January 1 through December 31 each year, and is responsible for approving compensation for executive officers and for recommending compensation to the Board for the Company's Chief Executive Officer. The Chief Executive Officer of the Company is responsible for approving compensation for the Company's non-executive employees. The Board approves annual corporate goals under the Plan, which generally include clinical and regulatory goals, commercial goals relating to product sales, clinical and development objectives relating to projects in the Company's pipeline, financial goals and manufacturing objectives. Each employee also has individual performance objectives that are determined at the beginning of each year. The Plan provides for the payment of cash compensation to employees at various levels depending on the extent that corporate goals and individual performance objectives are achieved.   The Compensation Committee may modify, amend, revoke or suspend the Plan at any time in its sole discretion.

With respect to cash bonuses to be awarded under the Plan, an employee's target cash bonus for each year is determined at the beginning of each year based on a percentage of base salary and a combination of the Company's performance with respect to its corporate goals and the individual's performance with respect to his or her personal performance objectives; provided, however, that bonuses may be awarded under the Plan even if corporate goals and individual performance objectives are not met or may be awarded at levels in excess of pre-established target bonuses. The total size of the bonus pool available for allocation to the Company's employees under the Plan is determined each year by the Compensation Committee based on the extent to which the Company meets, exceeds or falls short of the corporate goals approved by the Board for each year. With respect to annual salaries, an employee's annual salary is determined at the beginning of each year by either the Board, the Compensation Committee or management.
The foregoing description of the Plan is a summary of the material terms of the Plan and does not purport to be complete, and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.9W to this report and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d)
Exhibit No.    Description
10.9W          Tercica, Inc. Incentive Compensation Plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tercica, Inc.

Date: February 28, 2006	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Senior Vice President of Legal Affairs

Exhibit Index

Exhibit No.	Description
EX-10.9W	Tercica, Inc. Incentive Compensation Plan